UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2011

iTech Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52117	20-5153331
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17011 Beach Boulevard

Suite 900

Huntington Beach, California 92647
_________________________

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (714) 841-2670

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On March 25, 2011, the board of directors (the “Board”) of iTech Medical, Inc. (the “Company”) elected Warren G. Baker to serve as Chief Executive Officer of the Company, succeeding Wayne Cockurn.  Mr. Baker had served as the Company’s President and Chief Operating Officer and as a member of the Company’s Board since February 19, 2011.  Mr. Cockburn remains as Chief Financial Officer of the Company.

From January 2004 until June 2006, Mr. Baker was Chief Operating Officer at Advanced Research Technologies (ART) of Montreal, Quebec where he lead the development and commercialization of their optical imaging technology for the identification and diagnosis of breast cancer and identification of optically tagged biomarkers in preclinical pharmaceutical studies.  From June 2006 until February 2011, Mr. Baker was an independent healthcare consultant.  During this time, Mr. Baker worked at a senior operating level with several medical technology companies including Helius Medical, eXigen Medial and iTech Medical.  During this time, Mr. Baker also served on the board of directors of Helius Medical and eXigen Medical.

Mr. Baker is 58 years old and there is no family relationship between Mr. Baker and any of the Company’s officers and directors.  Mr. Baker’s annual salary is $120,000, and is not changed by the current appointment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iTech Medical, Inc.

Date: March 31, 2011	By:	/s/ Wayne Cockburn
Name : Wayne Cockburn
Title : Chief Financial Officer

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